CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial

Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated February 15, 2007, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-44227 and 811-06489) of Dreyfus Florida Intermediate Municipal Bond Fund.

ERNST & YOUNG LLP
New York, New York April 24, 2007